THOMPSON  ATLANTA  BRUSSELS   CINCINNATI   CLEVELAND   COLUMBUS    DAYTON  NEW YORK  WASHINGTON, D.C.

HINE

July 31, 2007

Northern Lights Fund Trust

450 Wireless Blvd.

Hauppauge, NY 11788

Re:

Northern Lights Fund Trust  - File Nos. 333-122917 and 811-21720

Gentlemen:

 A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 23 to the Northern Lights Fund Trust Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 25 under the Securities Act of 1933, Post-Effective Amendment No. 26 under the Investment Company Act of 1940 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

jms

650936

THOMPSON  ATLANTA  BRUSSELS   CINCINNATI   CLEVELAND   COLUMBUS    DAYTON  NEW YORK  WASHINGTON, D.C.

HINE

July 31, 2007

Northern Lights Fund Trust

450 Wireless Blvd.

Hauppauge, NY 11788

Re:

Northern Lights Fund Trust  - File Nos. 333-122917 and 811-21720

Gentlemen:

 A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 23 to the Northern Lights Fund Trust Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 26 under the Securities Act of 1933, Post-Effective Amendment No. 27 under the Investment Company Act of 1940 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

jms

650936